Exhibit 99.1

FOX CHASE BANCORP, INC.	4th QUARTER EARNINGS 2014

4390 Davisville Road, Hatboro, PA 19040 Phone (215) 283-2900 Fax (215) 775-1401

NEWS RELEASE

For Immediate Release

Date:	January 28, 2015
Contact:	Roger S. Deacon
Chief Financial Officer
Phone:	(215) 775-1435

FOX CHASE BANCORP, INC. ANNOUNCES EARNINGS
FOR THE QUARTER AND YEAR ENDED DECEMBER 31, 2014

(Annual Earnings Increase by 48%, Announces Increased Dividend)

HATBORO, PA. January 28, 2015 - Fox Chase Bancorp, Inc. (the “Company”) (NASDAQ GS: FXCB), the holding company for Fox Chase Bank (the “Bank”), today announced net income of $8.2 million, or $0.71 per diluted share, for the year ended December 31, 2014,  compared to $5.5 million, or $0.48 per diluted share, for the year ended December 31, 2013.  The Company reported net income of $2.1 million, or $0.19 per diluted share, for the quarter ended December 31, 2014 compared to net income of $1.5 million, or $0.13 per diluted share, for the quarter ended December 31, 2013.

The Company also announced that its Board of Directors declared a cash dividend of $0.26 per outstanding share of common stock.  This quarter’s dividend is comprised of a regular quarterly dividend of $0.14 (a $0.02 increase from the previous quarter) and a nonrecurring dividend of $0.12 per outstanding common share.  Cumulative dividends paid for 2014 will be $0.60 per share which represents 85% of the Company’s 2014 earnings. The dividend will be paid on or about February 26, 2015 to stockholders of record as of the close of business on February 12, 2015.

Commenting on the Company’s performance, Thomas M. Petro, President and Chief Executive Officer stated, “We are pleased to report a 48% increase in net income for 2014.  This increase was driven by improvements in several key financial metrics, including the net interest margin of 3.19% and an efficiency ratio of 61.2%, leading to a return on assets of 0.76%.  We continue to execute on our commercial lending strategy as highlighted by an 8.5% growth in average commercial loans, which now represents 83% of our loan portfolio, and generated over $800,000 in cash management fee income.  We also reduced nonperforming assets by 58% as credit quality continues to improve. As we look into 2015, our strategy is to continue building our commercial business.”

Highlights for the year and quarter ended December 31, 2014 included:

•                  Total assets were $1.09 billion at December 31, 2014 compared to $1.12 billion at December 31, 2013.  Total loans were $724.3 million at December 31, 2014, an increase of $14.1 million, or 2.0%, from $710.2 million at September 30, 2014, and an increase of $3.8 million, or 0.5%, from $720.5 million at December 31, 2013. Total commercial loans increased $17.6 million, or 3.0%, from $589.9 million at September 30, 2014 to $607.5 million at December 31, 2014 primarily due to increases of $39.0 million in commercial and industrial loans and $8.2 million in commercial construction loans offset by payoffs of $29.6 million in multi-family and commercial real estate loans.  Total commercial loans increased $25.2 million, or 4.3%, from $582.3 million at December 31, 2013 to $607.5 million at December 31, 2014 primarily due to increases of $33.6 million in commercial construction loans and $11.1 million in commercial and industrial loans offset by payoffs of $19.5 million in multi-family and commercial real estate loans.

•                  Total stockholders’ equity was $175.9 million at December 31, 2014, an increase of $2.4 million from $173.5 million at December 31, 2013.  The increase was primarily due to an improvement in accumulated other comprehensive income (loss) of $4.6 million. During the year ended December 31, 2014, the Company paid dividends totaling $6.9 million, or $0.60 per share, and repurchased 384,400 shares of Company common stock at an aggregate cost of $6.3 million. Core tangible book value per share (as defined in the tables that follow) increased to $14.89 at December 31, 2014 from $14.65 at December 31, 2013.

•                  Total average assets were $1.08 billion for the year ended December 31, 2014 compared to $1.09 billion for the year ended December 31, 2013.  Total average commercial loans increased by $45.0 million, or 8.5%, to $575.7 million for the year ended December 31, 2014, compared to $530.7 million for the year ended December 31, 2013.

•                  Nonperforming assets totaled $6.3 million, or 0.57% of total assets, at December 31, 2014 compared to $5.5 million, or 0.51% of total assets, at September 30, 2014 and $15.0 million, or 1.35% of total assets, at December 31, 2013.

•                  Return on average assets was 0.76% for the year ended December 31, 2014 compared to 0.51% for the year ended December 31, 2013.  Return on average assets was 0.79% for the three months ended December 31, 2014 compared to 0.67% for the three months ended September 30, 2014 and 0.54% for the three months ended December 31, 2013.

•                  Net interest income increased $1.0 million, or 3.2%, to $33.5 million for the year ended December 31, 2014, compared to $32.5 million for the year ended December 31, 2013.  The net interest margin was 3.19% for the year ended December 31, 2014, compared to 3.08% for the year ended December 31, 2013.

•                  The efficiency ratio was 61.2% for the year ended December 31, 2014 compared to 63.7% for the year ended December 31, 2013.

•                  Credit related costs, which include (i) provision for loan losses and (ii) valuation adjustments on assets acquired through foreclosure, adjusted by (iii) net gain (loss) on sale of assets acquired through foreclosure, totaled $305,000 and $2.3 million for the quarter and year ended December 31, 2014, respectively, compared to $1.2 million and $5.5 million, respectively, for the quarter and year ended December 31, 2013.  Net loan charge-offs totaled $720,000 and $2.7 million, respectively, for the quarter and year ended December 31, 2014, respectively, compared to $49,000 and $623,000 for the quarter and year ended December 31, 2013.  The increase in net loan charge-offs and the level of provision for loan losses was primarily due to a $2.0 million charge-off on one commercial and industrial loan during the third quarter of 2014.

•                  The allowance for loan losses was $10.7 million, or 1.46% of total loans at December 31, 2014 compared to $11.1 million, or 1.54% of total loans at September 30, 2014 and $11.5 million or 1.57% of total loans at December 31, 2013.

•                  Noninterest income decreased $1.5 million to $2.3 million for the year ended December 31, 2014, compared to $3.8 million for the year ended December 31, 2013 primarily due to a gain on sale of investment securities of $532,000 in 2013, a decrease of $273,000 in equity in earnings of affiliate due to lower mortgage volumes and a decrease of $552,000 in gain (loss) on sale of assets acquired through foreclosure due to a gain of $484,000 recorded in 2013 and a loss of $68,000 recorded in 2014.

•                  Noninterest expense decreased $5.2 million, or 19.1%, to $22.2 million for the year ended December 31, 2014, compared to $27.5 million for the year ended December 31, 2013. This decrease was primarily due to a decrease of $4.8 million in assets acquired through foreclosure expense as the Company recorded $305,000 in valuation adjustments on assets acquired through foreclosure during the year ended December 31, 2014 compared to $5.0 million for the year ended December 31, 2013.

•                  Excluding a decrease of $4.8 million in valuation adjustments on assets acquired through foreclosure, noninterest expense decreased $528,000, or 2.4%, to $21.9 million for the year ended December 31, 2014 from $22.5 million for the year ended December 31, 2013.  The efficiency ratio was 61.2% and 63.3% for the year and quarter ended December 31, 2014, respectively, compared to 63.7% and 64.0% for the year and quarter ended December 31, 2013, respectively.

Fox Chase Bancorp, Inc. will host a conference call to discuss fourth quarter and year end 2014 results on Thursday, January 29, 2015 at 9:00 am EDT.  The general public can access the call by dialing (877) 507-3275.  A replay of the conference call will be available through March 13, 2015 by dialing (877) 344-7529; use Conference ID: 10059223.  Participants may preregister at http://dpregister.com/10059223.

Fox Chase Bancorp, Inc. is the stock holding company of Fox Chase Bank. The Bank is a Pennsylvania state-chartered savings bank originally established in 1867.  The Bank offers traditional banking services and products from its main office in Hatboro, Pennsylvania and nine branch offices in Bucks, Montgomery, Chester and Philadelphia Counties in Pennsylvania and Atlantic and Cape May Counties in New Jersey.  For more information, please visit the Bank’s website at www.foxchasebank.com.

This news release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements can generally be identified by the fact that they do not relate strictly to historical or current facts.  They often include words like “believe,” “expect,” “anticipate,” “estimate” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.”  Statements in this release that are not strictly historical are forward-looking and are based upon current expectations that may differ materially from actual results.  These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the statements made herein.  These risks and uncertainties involve general economic trends, changes in interest rates, loss of deposits and loan demand to other financial institutions, substantial changes in financial markets; changes in real estate value and the real estate market, regulatory changes, possibility of unforeseen events affecting the industry generally, the uncertainties associated with newly developed or acquired operations, the outcome of pending litigation, and market disruptions and other effects of terrorist activities.  The Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unforeseen events, except as required under the rules and regulations of the Securities and Exchange Commission.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in Thousands, Except Per Share Data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2014	2013	2014	2013
	(Unaudited)		(Unaudited)	(Audited)

Interest and fees on loans	$8,085	$8,331	$32,700	$32,650
Interest on mortgage related securities	1,624	1,863	6,859	7,159
Interest and dividends on investment securities	126	97	563	318
Other interest income	5	—	7	2
Total Interest Income	9,840	10,291	40,129	40,129

Deposits	761	971	3,216	4,344
Short-term borrowings	27	36	127	130
Federal Home Loan Bank advances	565	582	2,288	2,188
Other borrowed funds	253	254	1,004	1,007
Total Interest Expense	1,606	1,843	6,635	7,669
Net Interest Income	8,234	8,448	33,494	32,460
Provision for loan losses	350	450	1,943	982

Net Interest Income after Provision for Loan Losses	7,884	7,998	31,551	31,478

Service charges and other fee income	412	434	1,604	1,694
Net (loss) gain on sale of assets acquired through foreclosure	68	—	(68)	484
Income on bank-owned life insurance	122	119	480	470
Equity in earnings of affiliate	47	(25)	172	445
Net gain on sale of investment securities	—	—	—	532
Other	29	40	105	165

Total Noninterest Income	678	568	2,293	3,790

Salaries, benefits and other compensation	3,710	3,709	14,380	14,338
Occupancy expense	388	446	1,709	1,689
Furniture and equipment expense	90	111	390	469
Data processing costs	396	382	1,542	1,537
Professional fees	331	441	1,417	1,691
Marketing expense	146	81	302	248
FDIC premiums	120	184	571	709
Assets acquired through foreclosure expense	17	736	420	5,201
Other	423	397	1,500	1,589
Total Noninterest Expense	5,621	6,487	22,231	27,471
Income Before Income Taxes	2,941	2,079	11,613	7,797
Income tax provision	833	589	3,418	2,263
Net Income	$2,108	$1,490	$8,195	$5,534

Basic	$0.19	$0.13	$0.73	$0.49
Diluted	$0.19	$0.13	$0.71	$0.48

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(Dollars in Thousands, Except Share Data)

	December 31,	December 31,
	2014	2013
	(Unaudited)	(Audited)
ASSETS
Cash and due from banks	$2,763	$149
Interest-earning demand deposits in other banks	14,450	11,798
Total cash and cash equivalents	17,213	11,947
Investment securities available-for-sale	8,388	10,489
Mortgage related securities available-for-sale	125,649	246,068
Mortgage related securities held-to-maturity (fair value of $170,854 at December 31, 2014 and $67,491 at December 31, 2013)	170,172	68,397
Loans, net of allowance for loan losses of $10,730 at December 31, 2014 and $11,529 at December 31, 2013	724,326	720,490
Federal Home Loan Bank stock, at cost	6,015	9,813
Bank-owned life insurance	15,027	14,547
Premises and equipment, net	9,418	9,814
Assets acquired through foreclosure	2,814	6,252
Real estate held for investment	1,620	1,620
Accrued interest receivable	3,147	3,308
Mortgage servicing rights, net	111	152
Deferred tax asset, net	4,561	8,906
Other assets	6,155	4,819
Total Assets	$1,094,616	$1,116,622

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES
Deposits	$711,909	$673,715
Short-term borrowings	50,000	80,500
Federal Home Loan Bank advances	120,000	150,000
Other borrowed funds	30,000	30,000
Advances from borrowers for taxes and insurance	1,447	1,525
Accrued interest payable	311	314
Accrued expenses and other liabilities	5,038	7,101
Total Liabilities	918,705	943,155
STOCKHOLDERS’ EQUITY
Preferred stock ($.01 par value; 1,000,000 shares authorized, none issued and outstanding at December 31, 2014 and December 31, 2013)	—	—
Common stock ($.01 par value; 60,000,000 shares authorized, 11,802,791 shares outstanding at December 31, 2014 and 12,147,803 shares outstanding at December 31, 2013)	147	146
Additional paid-in capital	139,177	137,593
Treasury stock, at cost (2,852,572 shares at December 31, 2014 and 2,468,172 at December 31, 2013)	(39,698)	(33,436)
Common stock acquired by benefit plans	(8,056)	(9,272)
Retained earnings	84,225	82,885
Accumulated other comprehensive income (loss), net	116	(4,449)
Total Stockholders’ Equity	175,911	173,467

Total Liabilities and Stockholders’ Equity	$1,094,616	$1,116,622

SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA OF THE COMPANY (UNAUDITED)

(Dollars in Thousands, Except Per Share Data)

	December 31,	September 30,	December 31,
	2014	2014	2013
CAPITAL RATIOS:
Stockholders’ equity (to total assets) (1)	16.07%	16.59%	15.53%

Tier 1 capital (to adjusted assets) (2)	13.99	13.35	13.12
Tier 1 risk —based capital (to risk-weighted assets) (2)	18.97	19.18	18.44
Total risk-based capital (to risk-weighted assets) (2)	20.02	20.22	19.48

ASSET QUALITY INDICATORS:
Nonperforming Assets:
Nonaccruing loans	$3,454	$3,641	$8,780
Accruing loans past due 90 days or more	—	—	—
Total nonperforming loans	$3,454	$3,641	$8,780
Assets acquired through foreclosure	2,814	1,889	6,252
Total nonperforming assets	$6,268	$5,530	$15,032

Ratio of nonperforming loans to total loans	0.47%	0.50%	1.20%
Ratio of nonperforming assets to total assets	0.57	0.51	1.35
Ratio of allowance for loan losses to total loans	1.46	1.54	1.57
Ratio of allowance for loan losses to nonperforming loans	310.7	304.8	131.3

Troubled Debt Restructurings:
Nonaccruing troubled debt restructurings (3)	$1,401	$277	$3,488
Accruing troubled debt restructurings	3,624	5,504	6,786
Total troubled debt restructurings	$5,025	$5,781	$10,274

Past Due Loans:
30 - 59 days	$113	$939	$413
60 - 89 days	145	124	5
Total	$258	$1,063	$418

(1)	Represents stockholders’ equity ratio of Fox Chase Bancorp, Inc.
(2)	Represents regulatory capital ratios of Fox Chase Bank.
(3)	Nonaccruing troubled debt restructurings are included in total nonaccruing loans above.

	At or for the Three Months Ended
	December 31,	September 30,	December 31,
	2014	2014	2013
PERFORMANCE RATIOS (4):
Return on average assets	0.79%	0.67%	0.54%
Return on average equity	4.76	4.07	3.40
Net interest margin	3.18	3.20	3.17
Efficiency ratio (5)	63.3	56.7	64.0

OTHER:
Tangible book value per share - Core (6)	$14.89	$14.81	$14.65
Tangible book value per share (7)	$14.90	$14.78	$14.28
Employees (full-time equivalents)	138	141	142

	At or for the Twelve Months Ended
	December 31,	December 31,
	2014	2013
PERFORMANCE RATIOS (4):
Return on average assets	0.76%	0.51%
Return on average equity	4.63	3.13
Net interest margin	3.19	3.08
Efficiency ratio (5)	61.2	63.7

(4)	Annualized
(5)

Represents noninterest expense, excluding valuation adjustments on assets acquired through foreclosure, divided by the sum of net interest income and noninterest income, excluding gains or losses on the sale of securities, premises and equipment and assets acquired through foreclosure.

(6)

Total stockholders’ equity, excluding the impact of accumulated other comprehensive gain (loss), net ($116,000 at December 31, 2014, $(453,000) at September 30, 2014, $(4.4 million) at December 31, 2013 and $(2.5 million) at September 30, 2013) divided by total shares outstanding.

(7)	Total stockholders’ equity divided by total shares outstanding. Tangible book value per share and book value per share were the same for all periods indicated.

AVERAGE BALANCE SHEET

(Dollars in Thousands, Unaudited)

	Three Months Ended December 31,
	2014			2013
		Interest			Interest
	Average	and	Yield/	Average	and	Yield/
	Balance	Dividends	Cost (2)	Balance	Dividends	Cost (2)
Assets:
Interest-earning assets:
Interest-earning demand deposits	$12,883	$5	0.14%	$7,067	$—	0.03%
Mortgage related securities	296,457	1,624	2.19%	323,987	1,863	2.30%
Investment securities	17,715	126	2.84%	20,323	97	1.92%
Loans (1)	703,052	8,085	4.57%	708,397	8,331	4.67%
Allowance for loan losses	(11,133)			(11,495)
Net loans	691,919	8,085		696,902	8,331
Total interest-earning assets	1,018,974	9,840	3.84%	1,048,279	10,291	3.91%
Noninterest-earning assets	43,137			47,090
Total assets	$1,062,111			$1,095,369
Liabilities and equity:
Interest-bearing liabilities:
Interest-bearing deposits	$546,781	$761	0.55%	$565,787	$971	0.68%
Borrowings	194,498	845	1.73%	229,097	872	1.51%
Total interest-bearing liabilities	741,279	1,606	0.86%	794,884	1,843	0.92%
Noninterest-bearing deposits	135,746			119,069
Other noninterest-bearing liabilities	7,962			6,060
Total liabilities	884,987			920,013
Stockholders’ equity	177,126			177,883
Accumulated comprehensive income	(2)			(2,527)
Total stockholder’s equity	177,124			175,356
Total liabilities and stockholders’ equity	$1,062,111			$1,095,369

Net interest income		$8,234			$8,448
Interest rate spread			2.98%			2.99%
Net interest margin			3.18%			3.17%

(1)  Nonperforming loans are included in average balance computation.

(2)  Yields are not presented on a tax-equivalent basis.

AVERAGE BALANCE SHEET

(Dollars in Thousands, Unaudited)

	Three Months Ended
	December 31, 2014			September 30, 2014
		Interest			Interest
	Average	and	Yield/	Average	and	Yield/
	Balance	Dividends	Cost (2)	Balance	Dividends	Cost (2)
Assets:
Interest-earning assets:
Interest-earning demand deposits	$12,883	$5	0.14%	$6,815	$1	0.06%
Mortgage related securities	296,457	1,624	2.19%	302,562	1,633	2.16%
Investment securities	17,715	126	2.84%	19,616	144	2.93%
Loans (1)	703,052	8,085	4.57%	730,410	8,375	4.56%
Allowance for loan losses	(11,133)			(11,541)
Net loans	691,919	8,085		718,869	8,375
Total interest-earning assets	1,018,974	9,840	3.84%	1,047,862	10,153	3.85%
Noninterest-earning assets	43,137			41,403
Total assets	$1,062,111			$1,089,265
Liabilities and equity:
Interest-bearing liabilities:
Interest-bearing deposits	$546,781	$761	0.55%	$552,072	$760	0.55%
Borrowings	194,498	845	1.73%	228,737	875	1.52%
Total interest-bearing liabilities	741,279	1,606	0.86%	780,809	1,635	0.83%
Noninterest-bearing deposits	135,746			123,709
Other noninterest-bearing liabilities	7,962			6,407
Total liabilities	884,987			910,925
Stockholders’ equity	177,126			178,984
Accumulated comprehensive income	(2)			(644)
Total stockholder’s equity	177,124			178,340
Total liabilities and stockholders’ equity	$1,062,111			$1,089,265

Net interest income		$8,234			$8,518
Interest rate spread			2.98%			3.02%
Net interest margin			3.18%			3.20%

(1)  Nonperforming loans are included in average balance computation.

(2)  Yields are not presented on a tax-equivalent basis.

AVERAGE BALANCE SHEET

(Dollars in Thousands, Unaudited)

	Twelve Months Ended December 31,
	2014			2013
		Interest			Interest
	Average	and	Yield/	Average	and	Yield/
	Balance	Dividends	Cost (2)	Balance	Dividends	Cost (2)
Assets:
Interest-earning assets:
Interest-earning demand deposits	$8,316	$7	0.08%	$5,921	$2	0.04%
Mortgage related securities	307,514	6,859	2.23%	328,338	7,159	2.18%
Investment securities	18,687	563	3.01%	20,755	318	1.53%
Nontaxable securities	—	—		—	—	0.00%
Loans (1)	715,673	32,700	4.57%	698,860	32,650	4.67%
Allowance for loan losses	(11,458)			(11,438)
Net loans	704,215	32,700		687,422	32,650
Total interest-earning assets	1,038,732	40,129	3.86%	1,042,436	40,129	3.81%
Noninterest-earning assets	44,156			49,202
Total assets	$1,082,888			$1,091,638
Liabilities and equity:
Interest-bearing liabilities:
Interest-bearing deposits	$558,194	$3,216	0.58%	$573,487	$4,344	0.76%
Borrowings	214,980	3,419	1.59%	213,175	3,325	1.56%
Total interest-bearing liabilities	773,174	6,635	0.86%	786,662	7,669	0.97%
Noninterest-bearing deposits	125,264			121,101
Other noninterest-bearing liabilities	7,569			6,851
Total liabilities	906,007			914,614
Stockholders’ equity	178,068			177,141
Accumulated comprehensive income	(1,187)			(117)
Total stockholder’s equity	176,881			177,024
Total liabilities and stockholders’ equity	$1,082,888			$1,091,638

Net interest income		$33,494			$32,460
Interest rate spread			3.00%			2.84%
Net interest margin			3.19%			3.08%

(1)  Nonperforming loans are included in average balance computation.

(2)  Yields are not presented on a tax-equivalent basis.

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